UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2011

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

(781) 792-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In connection with the obligation of Clean Harbors, Inc. (the “Company”), to file a registration statement with respect to an exchange offer for $250,000,000 in aggregate principal amount of the Company’s 7.625% Senior Subordinated Notes due 2016, the Company has revised Part I Item 1, “Business,” Part II Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II Item 8, “Financial Statements and Supplementary Data” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 1, 2011 to reflect the recasted segment information to conform to the 2011 segmentation presentation of the Company as revised during the quarter ended  March 31, 2011. The Company has not updated any other information contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 1, 2011.

Attached as Exhibit  99.1 to this Current Report on Form 8-K are revised versions of Item 1,  Item 7 and Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, reflecting the revisions to the Business and Management’s Discussion and Analysis sections, and Note 2, “Significant Accounting Policies,” Note 3, “Business Combinations,” and Note 16, “Segment Reporting,” to the Company’s consolidated financial statements, respectively as a result of the recasting of segment information. In addition, the Company has included Part IV Item 15, Exhibits and Financial Statement Schedules within this current report on Form 8-K. All other Items of the Company’s Annual Report on Form 10-K remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Updated Items 1, 7, 8 and 15 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.
99.2	2010 Unaudited Recast Segment Information by Quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEAN HARBORS, INC

/s/ JAMES M. RUTLEDGE
James M. Rutledge
Vice Chairman and Chief Financial Officer
Date: July 15, 2011